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CONSENT OF MORGAN STANLEY & CO. INCORPORATED


August 21, 1996



IES Industries Inc.
IES Tower
200 First Street, S.E.
Cedar Rapids, Iowa  52401


Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of WPL Holdings, Inc. ("WPL") and Interstate Power Company, a Wisconsin corporation, on Form S-4, relating to the proposed merger of IES Industries Inc., WPL and Interstate Power Company, a Delaware corporation, of our opinion letters appearing as Annex M to the Proxy Statement/Prospectus and as Annex III to the Supplement to Proxy Statement/Prospectus, each of which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,


                                   MORGAN STANLEY & CO. INCORPORATED



                                   By: /s/ Kenneth R. Marks
                                       ---------------------------------